Exhibit 99.1

FOR IMMEDIATE RELEASE

Streamline Health® Reports Fiscal Fourth Quarter and Full Year 2022 Financial Results

●	Fiscal 2022 SaaS revenue up 53% vs fiscal 2021
●	Total contract value of fiscal 2022 SaaS bookings was $22.4 million compared to $5.6 million in fiscal 2021
●	Reported $17.2 million of Booked SaaS ACV as of January 31, 2023, compared to $10.6 million as of January 31, 2022
●	Executed strategic alignment of eValuator and Avelead operations

Atlanta, GA – April 26, 2023 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the fourth quarter and fiscal year 2022, which ended January 31, 2023.

Fiscal Fourth Quarter and Full Year 2022 Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Fiscal 2022 financial results reflect the consolidation of the Company with Avelead Consulting, LLC (“Avelead”), which was acquired in the fiscal third quarter of 2021. Fiscal 2021 GAAP financial results reflect results from Avelead’s operations from the date of acquisition, August 16, 2021.

Total revenues for the fourth quarter of fiscal 2022 were $6.7 million, a 12% increase from $6.0 million during the fourth quarter of fiscal 2021. Fiscal year 2022 revenues were $24.9 million, a 43% increase compared to $17.4 million during fiscal year 2021. The increase in revenue for the quarter was the result of higher SaaS revenue due to increased eValuator client volumes, higher software license revenue and increased professional services revenue from the Avelead business. The increase in revenue for the fiscal year was the result of higher SaaS and professional services revenue primarily attributable to the Avelead acquisition.

The Company is focused on the growth of its SaaS solutions. During the fourth quarter of fiscal 2022, SaaS revenue grew $0.4 million or 15% compared to the fourth quarter of fiscal 2021 and $4.2 million or 53% during the fiscal year ended January 31, 2023, compared to the prior fiscal year.

Net loss for the fourth quarter of fiscal 2022 was ($2.2) million as compared to a net loss of ($30,000) during the fourth quarter of fiscal 2021. Net loss for the fourth quarter of fiscal 2021 included income of $2.3 million related to a positive valuation adjustment arising from the acquisition of Avelead.

Net loss for fiscal 2022 was ($11.4) million, as compared to a net loss of ($6.5) million for fiscal 2021. The net loss for fiscal 2022 was impacted by higher overall operating expenses primarily as a result of having a full year in fiscal 2022 with Avelead operations as compared to a partial year in fiscal 2021. Fiscal 2021 net loss included $2.3 million of income related to PPP loan forgiveness and $1.9 million of income related to valuation adjustments arising from the Avelead acquisition.

Full Year 2022 Pro Forma and Non-GAAP Metrics

The following financial results for Fiscal 2021 are pro forma and have not been prepared in accordance with GAAP. These pro forma financial results represent the consolidation of the Company with Avelead as if Avelead’s operations were fully recognized during the comparable period.

Consolidated revenue for fiscal 2022 was $24.9 million, a 10% increase compared to pro forma, unaudited, consolidated revenue for fiscal 2021 of approximately $22.6 million. SaaS Revenue for fiscal 2022 was approximately $12.3 million, up 9% compared to $11.3 million of pro forma consolidated SaaS Revenue in fiscal 2021.

Adjusted EBITDA for the fourth quarter of fiscal 2022 was a loss of ($0.2) million, compared to an adjusted EBITDA loss of ($0.3) million in the fourth quarter of fiscal 2021. Adjusted EBITDA for the fiscal year ended January 31, 2023, was a loss of ($3.8) million as compared to an adjusted EBITDA loss of ($2.0) million during fiscal 2021.

As of January 31, 2023, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $17.2 million compared to Booked SaaS ACV of $10.6 million as of January 31, 2022. The company reiterated its expectation to exit fiscal 2023 with $30 million of Booked SaaS ACV. Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

Management Commentary

“We were pleased to achieve our bookings targets in fiscal 2022 and believe the strategic alignment we undertook in the fourth quarter will enable to us to maintain this level of execution going forward,” stated Tee Green, Chief Executive Officer, Streamline Health. “Our industry is adjusting to a new normal, and we believe that our solutions can play a major role in ensuring our healthcare providers are accurately paid for all of the care they’ve provided.”

Conference Call

The Company will conduct a conference call on Thursday, April 27, 2023, at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday, April 27, 2023, at 12:00 PM ET to Thursday, May 4, 2023, at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13738301. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, non-cash valuation adjustments, gains and losses on early extinguishments of debt, significant non-recurring operating expenses, and transactional related expenses including: associate severances and related restructuring expenses, transaction-related bonuses, associate inducements, and professional and advisory fees. A table reconciling this measure to “loss from continuing operations” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of anticipated cash flow generation, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, pro forma financial information, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Three Months Ended January 31		Twelve Months Ended January 31
	2023	2022	2023	2022
Revenues:
Software as a service	$3,169,000	$2,767,000	$12,326,000	$8,077,000
Maintenance and support	1,135,000	1,097,000	4,483,000	4,323,000
Professional fees and licenses	2,441,000	2,182,000	8,080,000	4,979,000
Total revenues	6,745,000	6,046,000	24,889,000	17,379,000
Operating expenses:
Cost of software as a service	1,587,000	1,141,000	6,358,000	3,417,000
Cost of maintenance and support	207,000	111,000	427,000	334,000
Cost of professional fees and licenses	1,618,000	1,829,000	6,610,000	4,826,000
Selling, general and administrative expense	3,646,000	3,424,000	16,134,000	11,931,000
Research and development	1,515,000	1,502,000	6,042,000	4,782,000
Acquisition-related costs	8,000	146,000	149,000	2,856,000
Total operating expenses	8,581,000	8,153,000	35,720,000	28,146,000
Operating loss	(1,836,000)	(2,107,000)	(10,831,000)	(10,767,000)
Other expense:
Interest expense	(230,000)	(129,000)	(749,000)	(236,000)
Loss on early extinguishment of debt	—	—	—	(43,000)
Acquisition earnout valuation adjustments	(117,000)	2,268,000	71,000	1,851,000
Other	50,000	64,000	201,000	60,000
PPP loan forgiveness	—	—	—	2,327,000
Income/(Loss) from continuing operations before income taxes	(2,133,000)	96,000	(11,308,000)	(6,808,000)
Income tax expense	(49,000)	(100,000)	(71,000)	(109,000)
Loss from continuing operations	(2,182,000)	(4,000)	(11,379,000)	(6,917,000)
Income from discontinued operations:
Income from discontinued operations	—	—	—	401,000
Income tax expense	—	(26,000)	—	(26,000)
Income from discontinued operations, net of tax	—	(26,000)	—	375,000
Net loss	$(2,182,000)	$(30,000)	$(11,379,000)	$(6,542,000)

Basic Earnings Per Share:
Continuing operations	$(0.04)	$(0.00)	$(0.23)	$(0.16)
Discontinued operations	—	(0.00)	—	0.01
Net loss	$(0.04)	$(0.00)	$(0.23)	$(0.15)
Weighted average number of common shares – basic	55,309,665	46,764,335	49,324,858	42,815,239

Diluted Earnings Per Share:
Continuing operations	$(0.04)	$(0.00)	$(0.23)	$(0.16)
Discontinued operations	—	(0.00)	—	0.01
Net loss per common share – diluted	$(0.04)	$(0.00)	$(0.23)	$(0.15)
Weighted average number of common shares - diluted	55,309,665	46,764,335	49,324,858	43,273,574

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	January 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$6,598,000	$9,885,000
Accounts receivable, net of allowance for doubtful accounts of $132,000 and $76,000, respectively	7,719,000	3,823,000
Contract receivables	960,000	843,000
Prepaid and other current assets	710,000	568,000
Total current assets	15,987,000	15,119,000
Non-current assets:
Property and equipment, net of accumulated amortization of $246,000 and $192,000 respectively	79,000	123,000
Right-of use asset for operating lease	32,000	218,000
Capitalized software development costs, net of accumulated amortization of $6,224,000 and $5,202,000, respectively	5,846,000	5,555,000
Intangible assets, net of accumulated amortization of $2,627,000 and $5,121,000, respectively	14,793,000	16,763,000
Goodwill	23,089,000	23,089,000
Other	1,695,000	948,000
Total non-current assets	45,534,000	46,696,000
Total assets	$61,521,000	$61,815,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$626,000	$778,000
Accrued expenses	3,265,000	1,803,000
Current portion of term loan, net of deferred financing costs	750,000	250,000
Deferred revenues	8,361,000	5,794,000
Current portion of operating lease obligation	35,000	204,000
Current portion of acquisition earnout liability	3,738,000	4,672,000
Total current liabilities	16,775,000	13,501,000
Non-current liabilities:
Term loan, net of current portion and deferred financing costs	8,964,000	9,654,000
Deferred revenues, less current portion	167,000	136,000
Operating lease obligations, less current portion	—	33,000
Acquisition earnout liability, less current portion	—	4,161,000
Other non-current liabilities	104,000	286,000
Total non-current liabilities	9,235,000	14,270,000
Total liabilities	26,010,000	27,771,000

Commitments and contingencies:
Stockholders’ equity
Common stock, $0.01 par value per share, 85,000,000 and 65,000,000 shares authorized, respectively; 57,567,210 and 47,840,950 shares issued and outstanding, respectively	576,000	478,000
Additional paid in capital	131,973,000	119,225,000
Accumulated deficit	(97,038,000)	(85,659,000)
Total stockholders’ equity	35,511,000	34,044,000
Total liabilities and stockholders’ equity	$61,521,000	$61,815,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Fiscal Year
	2022	2021
Cash flows from operating activities:
Net loss	$(11,379,000)	$(6,542,000)
LESS: Income from discontinued operations, net of tax	—	(375,000)
Loss from continuing operations, net of tax	(11,379,000)	(6,917,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,313,000	3,697,000
Acquisition earnout valuation adjustments	(71,000)	(1,851,000)
Loss on early extinguishment of debt	—	43,000
Provision for deferred income taxes	9,000	95,000
Share-based compensation expense	1,680,000	2,216,000
Provision for accounts receivable allowance	189,000	11,000
Forgiveness of PPP loan	—	(2,327,000)
Changes in assets and liabilities:
Accounts and contract receivables	(4,202,000)	(129,000)
Other assets	(1,197,000)	(346,000)
Accounts payable	(152,000)	17,000
Accrued expenses and other liabilities	1,069,000	533,000
Deferred revenues	2,598,000	1,074,000
Net cash used in operating activities – continuing operations	(7,143,000)	(3,884,000)
Net cash provided by operating activities – discontinued operations	—	380,000
Cash flows from investing activities:
Investment in Avelead, net of cash acquired	—	(12,470,000)
Purchases of property and equipment	(10,000)	(41,000)
Proceeds from sale of ECM Assets	—	800,000
Capitalization of software development costs	(1,925,000)	(1,458,000)
Net cash used in investing activities – continuing operations	(1,935,000)	(13,169,000)
Cash flows from financing activities:
Proceeds from issuance of common stock	8,316,000	16,100,000
Payment of acquisition earnout liabilities	(2,012,000)	—
Payments for costs directly attributable to the issuance of common stock	(52,000)	(1,313,000)
Repayment of bank term loan	(250,000)	—
Proceeds from term loan payable	—	10,000,000
Payments related to settlement of employee shared-based awards	(197,000)	(464,000)
Payment of deferred financing costs	(20,000)	(168,000)
Other	6,000	(6,000)
Net cash provided by financing activities – continuing operations	5,791,000	24,149,000
Net (decrease) increase in cash and cash equivalents	(3,287,000)	7,476,000
Cash and cash equivalents at beginning of period	9,885,000	2,409,000
Cash and cash equivalents at end of period	$6,598,000	$9,885,000

Supplemental cash flow disclosures:
Interest paid, net of amounts capitalized	$651,000	$153,000
Income taxes paid	$23,000	$21,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

NEW BOOKINGS

(rounded to the nearest thousand dollars)

	January 31, 2023
	Three Months Ended	Twelve Months Ended
Software as a service	8,325,000	22,447,000
Maintenance and support	656,000	712,000
Professional fees and licenses	1,595,000	3,303,000
Q4 2022 Bookings	$10,576,000	26,462,000
Q4 2021 Bookings	$7,053,966	13,253,236

*Bookings are presented on a total contract value basis, and include Avelead from the acquisition date, August 16, 2021

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA

(rounded to the nearest thousand dollars)

	Three Months Ended January 31		Twelve Months Ended January 31
	2023	2022	2023	2022
Loss from Continuing Operations	$(2,182,000)	$(4,000)	$(11,379,000)	$(6,917,000)
Interest expense	230,000	129,000	749,000	236,000
Income tax benefit	49,000	100,000	71,000	109,000
Depreciation and amortization	1,021,000	1,104,000	4,233,000	3,646,000
EBITDA	(882,000)	1,329,000	(6,326,000)	(2,926,000)
Share-based compensation expense	468,000	557,000	1,680,000	2,216,000
Non-cash valuation adjustments	117,000	(2,268,000)	(71,000)	(1,851,000)
Acquisition-related costs, severance, and transaction-related bonuses	139,000	147,000	1,149,000	2,856,000
Forgiveness of PPP Loan and accrued interest	-	-	-	(2,327,000)
Other non-recurring operating expenses	(49,000)	(64,000)	(189,000)	(48,000)
Loss on early extinguishment of debt	-	-	-	43,000
Adjusted EBITDA	(207,000)	(299,000)	(3,757,000)	(2,037,000)